Exhibit 10.23

August 25, 2006

Margaret Chance, Vice President

Elk Associates Funding Corporation

747 Third Avenue

New York, New York   10017

Re:

Elk Associates Funding Corporation ("Elk") Employee Contract Dated As of January 1, 2002 (the "Contract")

Dear Ms. Chance:

Pursuant to our discussions regarding the terms and conditions of your employment with Elk and pending the Elk Compensation Committee's review of the Contract, and the Board of Directors subsequent review, we have requested that you agree to a modification to the provisions of Paragraph 2 of the Contract regarding the Initial Employment Period and the extension of same.

The current provision requires that Elk "gives notice of non-renewal at least four (4) months prior to the expiration of the Initial Employment Period" which would be September 1, 2006.  By signing a copy of this letter in the space provided, you agree to a modification of the period for the notice of non-renewal by Elk to two (2) months prior the expiration of the Initial Employment Period or not later than November 1, 2006.

All other terms and conditions of the Contract remain the same.

If you are in agreement with the modification described herein, please sign a copy of this letter in the space provided.

Very truly yours,

Elk Associates Funding Corporation

By:_/s/_ Gary C. Granoff

Gary C. Granoff, President

Agreed to and Accepted

This 25th Day of August, 2006

_/s/_ Margaret Chance ________

Margaret Chance, Vice President